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                                                                    EXHIBIT 23.2


                    [Hacker, Johnson & Smith, PA letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this post-effective amendment number one to the registration statement filed by Florida Business Bancgroup, Inc. on Form SB-2 under the Securities Act of 1933 (File No. 333-65101), of our report dated January 10, 2001, on our audit of the consolidated financial statements of Florida Business Bancgroup, Inc. as of December 31, 2000 and 1999 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".




/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
July 26, 2001